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                                                                 EXHIBIT 24(b)

                                POWER OF ATTORNEY
                   Directors and Certain Officers of TRW Inc.

THE UNDERSIGNED Directors and Officers of TRW Inc. hereby appoint D. B. Goldston, W. B. Lawrence, D. F. Menz, K. A. Weigand and J. L. Manning, Jr., and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (1) a Registration Statement or amendments to previously filed Registration Statements with respect to participations in the BDM 401(k) Savings Plan and shares of TRW Common Stock offered in connection therewith; (2) any and all amendments (including post-effective amendments), prospectuses and exhibits to such Registration Statement; and (3) any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the securities to which such Registration Statement relates, with full power and authority to take or cause to be taken such other action which in the judgment of such person may be necessary or appropriate to effect the filing of such document.

EXECUTED the dates set forth below.
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
/s/ J. T. Gorman                        /s/ P. S. Hellman                         /s/ C. G. Miller
------------------------------          ----------------------------              -----------------------------
J. T. Gorman,                           P. S. Hellman,                            C. G. Miller,
Chairman of the Board,                  President,                                Executive Vice President
Chief Executive Officer                 Chief Operating Officer                   and Chief Financial Officer
and Director                            and Director                              February 11, 1998
February 11, 1998                       February 11, 1998



/s/ T. A. Connell                       /s/ M. H. Armacost                        /s/ M. Feldstein
------------------------------          ----------------------------              -----------------------------
T. A. Connell, Vice President           M. H. Armacost, Director                  M. Feldstein, Director
and Controller                          February 11, 1998                         February 11, 1998
February 11, 1998



/s/ R. M. Gates                         /s/ C. H. Hahn                            /s/  G. H. Heilmeier
------------------------------          ----------------------------              -----------------------------
R. M. Gates, Director                   C. H. Hahn, Director                      G. H. Heilmeier, Director
February 11, 1998                       February 11, 1998                         February 11, 1998



/s/ K. N. Horn                          /s/ E. B. Jones                           /s/ W. S. Kiser
------------------------------          ----------------------------              -----------------------------
K. N. Horn, Director                    E. B. Jones, Director                     W. S. Kiser, Director
February 11, 1998                       February 11, 1998                         February 11, 1998



/s/ D.B. Lewis                          /s/ J. T. Lynn                            /s/ L. M. Martin
------------------------------          ----------------------------              -----------------------------
D. B. Lewis, Director                   J. T. Lynn, Director                      L. M. Martin, Director
February 11, 1998                       February 11, 1998                         February 11, 1998



/s/ J. D. Ong                           /s/ R. W. Pogue
------------------------------          ----------------------------
J. D. Ong, Director                     R. W. Pogue, Director
February 11, 1998                       February 11, 1998
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